EXHIBIT 3.2


                        CODE OF BY-LAWS

                               OF

                     EXCEL INDUSTRIES, INC.
                      (the "Corporation")

                           ARTICLE I

                           Officers

     Section 1. The officers of the Corporation shall consist of a Chairman of the Board, the President, one or more Vice
Presidents, the Secretary, the Treasurer, and such assistant officers as the Board of Directors shall from time to time designate and elect.

     Section 2. Any two offices may be held by the same person. The officers of the Corporation shall be elected by the Board of
Directors at such time and in such manner and for such terms as the Board of Directors may prescribe. No officer, other than the Chairman of the Board, need be a Director of this Corporation.

                          ARTICLE II

               Chairman of the Board of Directors

     The Board of Directors shall choose from among its members a Chairman of the Board who shall also serve as the Chief Executive Officer of the Corporation. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and directors. He shall perform all duties incident to the office of the Chief Executive Officer and shall perform any additional duties as from time to time may be assigned to him by the Board of Directors.

                          ARTICLE III

                  President and Vice President

     Section 1. The President shall be the Chief Operating Officer of the Corporation and shall have management responsibility for the operation of the Corporation. It shall be his duty to preside at all meetings of the shareholders in the absence of the Chairman of the Board of Directors and to perform such other duties and render such other services for and in behalf of the Corporation as may be assigned to him by the Chairman of the Board.

    Section 2.  Each Vice President shall have such powers and
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perform such duties as the Board of Directors may prescribe or as the Chairman of the Board or the President may delegate to him.
At the request of the Chairman of the Board or the President, any Vice President may temporarily act in the Place of the President and may perform all of the duties of the Presidency in his absence or during his disability.

                          ARTICLE IV

                           Secretary

     Section 1. The Secretary shall prepare or cause to be prepared the minutes of the meetings of the shareholders and of the Board of Directors. He shall see that all notices are duly given in accordance with the provisions of the Code of By-Laws and as required by law. The Secretary shall be custodian and responsible for the authentication of the records and, in general, shall perform all duties incident to the Office of Secretary. He shall have such other powers and perform such other duties as this Code of By-Laws provides or as may, from time to time, be assigned by the Board of Directors.

     Section 2. The Secretary shall procure all of the stock certificates, stock books, stock transfer books, and other similar records.

     Section 3. The Secretary shall have the custody of and affix the corporate seal whenever the same is required to be affixed and shall perform such other duties and render such other services as may be assigned to him from time to time by the Board of Directors.

                           ARTICLE V

                           Treasurer

     Section 1. The Treasurer shall be the Chief Financial Officer of the Corporation. He shall procure and have custody of the financial records of the Corporation and shall receive and have custody of and safely keep all of the cash and securities of the Corporation. He shall keep an accurate record of all receipts and disbursements in books and records belonging to the Corporation; shall deposit all moneys and securities in the name and to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate from time to time as the depositories of the Corporation; shall disburse the funds of the Corporation as ordered by the Board of Directors; shall render an account of all of his transactions as such Treasurer and of the financial condition of the Corporation whenever required by the Board of Directors; and, in general, shall perform all the duties incident to the office of Treasurer.

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     Section 2.  The Treasurer shall perform such other duties
and render such other services as may be assigned to him from time to time by the Board of Directors.

                          ARTICLE VI

                 Additional Duties of Officers

     In addition to the duties imposed upon the several officers of the Corporation, they shall have the powers and perform the duties usually had and possessed by the respective officers of a like corporation. Assistant officers shall have such powers and duties as the officers whom they are elected to assist shall specify and delegate to them and such other powers and duties as these By-Laws or the Board of Directors may prescribe.

                         ARTICLE VII

                  Duties of Officers Delegated

     In case of the absence or disability of any officer of the Corporation, the Board of Directors may delegate the powers and duties of any such officer of the Corporation for such period of time as the Board of Directors may determine.

                         ARTICLE VIII

                   Meetings of Shareholders

     Section 1.  All meetings of the shareholders of the
Corporation shall be held at such place within or without the State of Indiana as may be specified in the notice of the meeting.

     Section 2. The annual meeting of the shareholders of the Corporation shall be held on the third Thursday of April of each and every year. Failure to hold the meeting at the designated time shall not work any forfeiture or a dissolution of the Corporation or affect the validity of any corporate action.

     Section 3. A complete list of the shareholders entitled to vote at any shareholders' meeting, arranged in alphabetical order and containing the address and number of shares of stock so held by each shareholder who is entitled to vote at said meeting, shall be prepared by the Secretary and shall be open to the examination of any shareholder at the office of the Corporation at the time of the meeting and for five days prior thereto.

     Section 4. At all shareholders' meetings, a quorum shall consist of a majority of all of the shares of the stock outstanding and entitled by the Articles of Incorporation to vote on the business to be transacted at said meeting, but a meeting composed of less than a quorum may adjourn the meeting from day
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to day thereafter or until some future time.

     Section 5. At the annual meeting of the shareholders, there shall be elected by plurality vote a Board of Directors who shall hold office until the next annual meeting of shareholders and until their successors have been elected and have qualified.

     Section 6. Except as otherwise provided by law or by the provisions of the Articles of Incorporation, each outstanding share of Common Stock is entitled to one vote on each matter voted on at a shareholders' meeting.

     Section 7. A shareholder may vote, either in person or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months, unless a shorter or longer time is expressly provided in the appointment form.

     Section 8. Special meetings, for any purpose or purposes (unless otherwise prescribed by law), may be called by the Board or the Chairman of the Board or the President, and shall be called by the President or any Vice President at (a) the request in writing of a majority of the Board or (b) at the written demand delivered to the Secretary by shareholders ("Demanding Shareholders") holding of record not less than a majority of the voting power of all the shares of the Corporation issued and outstanding and entitled by the Articles of Incorporation of the Corporation, as the same may, from time to time, be amended, to vote on the business proposed to be transacted at the meeting; provided however that, for purposes of calculating the number of shares held by the Demanding Shareholders, only shares of the Demanding Shareholders which have been beneficially owned or held of record by the holders thereof for at least three (3) years shall be included. All requests or demands for Special Meetings shall state the purpose or purposes thereof, and the business transacted at such Meeting shall be confined to the purposes stated in the call and matters germane thereto. Notice of any special Meeting called at the written demand of shareholders shall be delivered or mailed within sixty days of the Secretary's receipt of such demand.

     Section 9. Written notice of each meeting of shareholders shall be given by the Secretary, to each shareholder of record who is entitled to vote at said meeting, at least ten days prior to the time fixed for the holding of said meeting, which said notice shall state the place, day and hour and the purpose for which said meeting is called, and said notice shall be addressed to the last known place of residence of each shareholder, as shown on the records of the Corporation; the ten days shall be computed from the date upon which said notice is deposited in the mails.

     Section 10.  Notice of any shareholders' meeting may be
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waived in writing by any shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof.

     Section 11. No shares of stock shall be voted at any annual or special meeting of shareholders upon which any installment is due and unpaid or which are owned by the Corporation.

     Section 12. Chapter 42 of the Indiana Business Corporation Law (IND. CODE Sec. 23-1-42) shall not apply to any control share acquisitions as defined in IND. CODE Sec.
23-1-42-2 by CIGNA Mezzanine Partners II, L.P., Connecticut General Life Insurance Company, Life Insurance Company of North America, The Paul Revere Life Insurance Company, The Paul Revere Protective Life Insurance Company, Rhode Island Hospital Investment Trust Fund B and Balboa Insurance Company and their respective nominees, affiliates, successors and assigns as a result of the sale and issuance by the Corporation of certain 10% Convertible Subordinated Notes due December 1, 2000 in the aggregate principal amount of ,30,000,000 (the "Notes") and any issuance of shares of the common stock of the Corporation upon any subsequent conversion of the Notes.

     Section 13. At any meeting of the shareholders, only such business may be conducted as shall have been properly brought before the meeting, and as shall have been determined to be lawful and appropriate for consideration by shareholders at the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting given in accordance with Section 9 of this Article VIII, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or the Chairman of the Board, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before a meeting by a shareholder pursuant to clause (c) above, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal office of the Corporation, not later than the earlier of (x) 270 days after the adjournment of the next preceding annual meeting or (y) the close of business on the seventh day following the date on which notice of the meeting is formally given to shareholders. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, (b) the name and address, as they appear on the Corporation's stock records, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any interest of the shareholder in such business. Not withstanding anything in these by-laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 13. The person presiding at the meeting shall, if
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the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the by-laws, or that business was not lawful or appropriate for consideration by shareholders at the meeting, and if he should so determine, he shall so declare to the meeting and any such business shall not be transacted.

     Section 14. Nominations of persons for election to the board of directors of the Corporation may be made at any meeting of shareholders by or at the direction of the board of directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting. Shareholder nominations shall be made pursuant to timely notice given in writing to the Secretary of the Corporation in accordance with Section 13 of this Article VIII. Such shareholder's notice shall set forth, in addition to the information required by Section 13, as to each person whom the shareholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such person, (d) any other information relating to such person that would be required to be disclosed in solicitation of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person's written consent to being named as a nominee and to serving as a director, if elected), and (e) the qualifications of the nominee to serve as a director of the Corporation. No shareholder nomination shall be required to be included in any proxy solicitation on behalf of the board of directors. No shareholder nomination shall be effective unless made in accordance with the procedures set forth in this Section
14. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with the by-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                          ARTICLE IX

                           DIRECTORS

     Section 1. The property and business affairs of the Corporation shall be managed and controlled by a Board of Directors, none of whom need be a shareholder of the Corporation.
 The Board of Directors shall consist of a minimum of six and a maximum of eight members, the actual number of directors to be fixed from time to time by resolution of the Board of Directors.
 The members of the Board of Directors shall be elected at the annual meeting of the shareholders, shall hold office until the next annual meeting of the shareholders and until their successors have been elected and have qualified. In case of the failure to hold the annual meeting on the date fixed herein for
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the same to be held, the Directors shall hold over until the next meeting of the shareholders for the purpose of electing
Directors.

     Section 2. Vacancies in the Board of Directors, caused by resignation, death or other incapacity or by increase in the number of Directors, shall be filled for the unexpired term by a majority vote of the remaining members of the Board of Directors.

     Section 3. No person shall be eligible to be elected or re-elected as a director, or to fill a vacancy on the Board of Directors, who at the time of such election or appointment shall have attained the age of seventy (70) years.

                         ARTICLE X

                    Meeting of Directors

     Section 1. Immediately following the annual meeting of the shareholders, the annual meeting of the Board of Directors shall be held, without notice, at the place at which the annual meeting of the shareholders is held.

     Section 2. Special meeting of the Board of Directors may be called by the Chairman of the Board of Directors, by the President, or by any two members of the Board of Directors, at any place within or without the State of Indiana, upon twenty-four hours' notice, specifying the date, time and place of the meeting, given to each director, either personally, by mailing, or by telegram.

     Section 3. A majority of the whole Board of Directors shall constitute a quorum for the transaction of any business except the filling of vacancies, but a smaller number may adjourn from time to time until a future date or until a quorum is secured.

     For the purpose only of filling a vacancy or vacancies in the Board of Directors, a quorum shall consist of a majority of the whole Board of Directors, less the vacancy or the vacancies therein.

     The act of a majority of the Directors present at a meeting duly called at which a quorum is present shall be the act of the Board of Directors.

     Section 4. Notice of any special meeting of the Board of Directors may be waived in writing by any Director, before or after the date and time stated in the notice, if the waiver is signed by the Director and filed with the Corporation's minutes or records. In addition, a Director's attendance at or participation in a meeting waives any required notice of the meeting unless the Director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or
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transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     Section 5. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors.

                          ARTICLE XI

                      Powers of Directors

     The Board of Directors shall have all such powers as may be exercised by the Corporation, subject to the provisions of the statutes of the State of Indiana, the Articles of Incorporation and these By-Laws, and subject to such further regulations as may be, from time to time, made by the shareholders.


                          ARTICLE XII

                   Compensation of Directors
                   and Members of Committees

     The members of the Board of Directors and members of committees of the Corporation, who are not salaried employees of the Corporation, shall receive such compensation for their services to be rendered for and in behalf of the Corporation as may, from time to time, be fixed by the Board of Directors, and the compensation so fixed shall continue to be payable until the Board of Directors shall have thereafter fixed a different compensation, which it may do at any regular or special meeting.

                           ARTICLE XIII

                               Shares

     Section 1. The shares of stock of the Corporation shall be represented by certificates signed by the Chairman of the Board or the President and the Secretary or an Assistant Secretary of the Corporation and may be sealed with a seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the Corporation itself or an employee of the Corporation. In the event any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of the issue of such certificate.

     Section 2. The Board of Directors may, at its discretion, appoint a Transfer Agent and a Registrar for the shares of common stock of the Corporation. The Transfer Agent shall be in charge of the issue, transfer, and cancellation of shares of stock and shall countersign all stock certificates; and, in the event the Transfer Agent and Registrar shall be the same, then such stock certificates shall be countersigned by it as Transfer Agent and Registrar. The Transfer Agent shall maintain stock transfer books which shall include a record of the shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each; shall prepare voting lists for meetings of shareholders; shall produce and keep open these lists at the meetings, and shall perform such other duties as may be delegated by the Board of Directors. The Registrar shall be in charge of preventing the overissue of shares, shall register all stock certificates, and shall perform such other duties as may be delegated by the Board of Directors.

     Section 3. The Corporation shall have a first lien on all of the shares of the capital stock, and upon all dividends declared upon the same, for any indebtedness of any character or description owing to it from the respective holders of any such share or shares.

     Section 4.  The shares of the Corporation shall be
transferable on the books of the Corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by her/his duly authorized attorney.

     Section 5. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the legal owner thereof and accordingly shall not be bound to recognize any equitable claim to or interest in such share or shares on the part of any other persons, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Indiana.

     Section 6. The provisions of that certain Rights Agreement dated December 21, 1995, by and between the Corporation and Chemical Mellon Shareholder Services L.L.C. are incorporated in and made a part of this Code of By-Laws as if set forth in full herein.

                          ARTICLE XIV

                          Fiscal year

     The fiscal year of this Corporation shall be the calendar year consisting of 52/53 weeks with the year ending on the weekend closest to December 31.

                          Article XV
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                      Checks for Money

     All checks, drafts or other orders for the payment of the funds of the Corporation shall be signed by the Treasurer, or by such other individual or individuals as may hereafter from time to time be designated by the Board of Directors.

                          ARTICLE XVI

                           Dividends

     Section 1. The Board of Directors may, at any annual or special meeting, declare and authorize the distribution of a dividend to the shareholders of the Corporation.

     Section 2. When the Board of Directors declares a dividend, it shall fix a date as the record date for the determination of the shareholders who shall be entitled to receive said dividend, and said dividend shall be paid only to the shareholders of record on said record date as shown by the books of the Corporation.

                          ARTICLE XVII

                    Compensation of Officers

     The officers of the Corporation shall receive such compensation for their services as may be, from time to time, fixed by the Board of Directors, and the compensation so fixed shall continue to be payable until the Board of Directors shall have fixed a different compensation, which it may do at any regular or special meeting.



                          ARTICLE XVIII

                           Execution of
               Negotiable Instruments and Contracts

     The promissory notes, debentures, certificates of indebtedness, written contracts, and other similar instruments which the Corporation may hereafter issue or execute, shall be the valid obligations of the Corporation, if signed in its behalf by the Chairman of the Board, the President, a Vice President, the Secretary, the Treasurer, or any other officer or agent designated and authorized by the Board of Directors.